Exhibit 99.1
                                                                    ------------

 ARIAD Initiates First Clinical Trial of Oral AP23573 in Combination
                     with Doxorubicin Chemotherapy

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Feb. 14, 2006--ARIAD Pharmaceuticals, Inc. (Nasdaq:ARIA) today announced initiation of enrollment of advanced cancer patients in a Phase Ib clinical trial of its novel mTOR inhibitor, AP23573, in combination with doxorubicin - a long-standing chemotherapeutic agent and the mainstay of treatment for a broad range of cancers and hematologic malignancies. In particular, doxorubicin is widely used in soft-tissue and bone sarcomas, as well as breast, ovarian and endometrial cancers - all potential targets for AP23573 treatment.
    Preliminary Phase 2 clinical results have demonstrated striking clinical-benefit responses and 6-month progression-free survival in patients with advanced sarcomas who received single-agent AP23573. The Company is on track to initiate a Phase 3 trial of single-agent AP23573 in advanced sarcomas later in 2006.
    "Given the clinical-benefit responses observed to date with single-agent AP23573 in patients with advanced sarcomas and the strong mechanistic rationale for combining doxorubicin with mTOR inhibition, this trial represents an important step in our global development plan for AP23573," said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD. "We believe that this clinical study is the first trial aimed at evaluating the combination of an mTOR inhibitor and doxorubicin and highlights the favorable safety profile that we have seen with AP23573."
    Doxorubicin is generally considered the current standard of care for front-line treatment of patients with sarcomas. The alkylating agent, ifosfamide, is often used in conjunction with doxorubicin in this clinical setting. Once the tolerability and optimal dosing regimen of AP23573 in combination of doxorubicin are determined, the feasibility of adding ifosfamide will be assessed. As a result, the efficacy of AP23573 along with both chemotherapies as front-line therapy in patients with sarcomas may be studied.
    AP23573 is already under study in additional Phase 1b clinical trials in combination with two other widely used cytotoxic agents, paclitaxel and capecitabine.
    This non-randomized, dose-escalation trial will evaluate the safety and tolerability, pharmacokinetics, and anti-cancer activity of AP23573 in combination with various doses of intravenous doxorubicin. Up to approximately 60 patients in whom doxorubicin therapy is clinically indicated will be enrolled in the trial at three centers in the United States. The trial will predominantly include patients with certain sarcomas, as well as breast, ovarian, and endometrial cancers. Additional information about this trial is available on the web at http://www.clinicaltrials.gov/ct/show/NCT00288431?order=3
    Despite advances in cancer therapy, prolonged cancer remission remains difficult to achieve in many types of solid tumors. Additional treatment options are needed for patients whose cancer is progressing and unresponsive to currently available therapies. Novel molecularly targeted agents - such as AP23573 - combined with traditional cytotoxic agents - such as doxorubicin, paclitaxel, and capecitabine - are being studied in new regimens to identify more effective treatments for patients with advanced cancers.

    About AP23573

    ARIAD's lead product candidate, AP23573, is a novel small-molecule inhibitor of the protein mTOR, a "master switch" in cancer cells. Blocking mTOR creates a starvation-like effect in cancer cells by interfering with cell growth, division, metabolism, and angiogenesis. AP23573 is currently in Phase 1 and 2 clinical trials in patients with solid tumors and hematologic cancers. AP23573 has been designated both as a fast-track product and an orphan drug by the U.S. Food and Drug Administration and as an orphan drug by the European Medicines Agency for the treatment of soft tissue and bone sarcomas. In addition to the program in oncology, ARIAD is collaborating with Medinol Ltd. to develop stents and other medical devices that deliver AP23573 to prevent reblockage at sites of vascular injury following stent-assisted angioplasty.

    About ARIAD

    ARIAD is engaged in the discovery and development of breakthrough medicines to treat disease by regulating cell signaling with small molecules. The Company is developing a comprehensive approach to patients with cancer that addresses the greatest medical need - aggressive and advanced-stage cancers for which current treatments are inadequate. Medinol Ltd. also is developing stents and other medical devices that deliver ARIAD's lead cancer product candidate to prevent reblockage at sites of vascular injury following stent-assisted angioplasty. ARIAD has an exclusive license to pioneering technology and patents related to certain NF-(kappa)B treatment methods, and the discovery and development of drugs to regulate NF-(kappa)B cell-signaling activity, which may be useful in treating certain diseases. Additional information about ARIAD can be found on the web at http://www.ariad.com.

    Some of the matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by the use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding our ability to successfully enroll and conduct preclinical and clinical studies of product candidates such as the clinical trials referred to in this press release, risks and uncertainties that clinical trial results at any phase of development, including the results of clinical trials to date or expected in the future described in this press release, may be adverse or may not lead to regulatory approval of any of our or any collaborator's product candidates, risks and uncertainties regarding the Company's ability to accurately estimate the timing and actual research and development expenses and other costs associated with the preclinical and clinical development and manufacture of our product candidates, the adequacy of our capital resources and the availability of additional funding, risks and uncertainties regarding our or our collaborator's ability to manufacture our product candidates on a commercial scale or to supply our product candidates to collaborators, risks and uncertainties of third-party intellectual property claims relating to our and any collaborator's product candidates, and risks and uncertainties relating to regulatory oversight, the timing, scope, cost and outcome of legal proceedings, including litigation concerning our NF-(kappa)B patent portfolio, future capital needs, key employees, dependence on collaborators and manufacturers, markets, economic conditions, products, services, prices, reimbursement rates, competition and other risks detailed in the Company's public filings with the Securities and Exchange Commission, including ARIAD's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2004. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

    CONTACT: ARIAD Pharmaceuticals, Inc.
             Ed Fitzgerald
             617-621-2345
             or
             Sheryl Seapy (Media)
             Pure Communications
             949-608-0841